Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-159373, No. 333-182966, No. 333-183646 and No. 333-214231) and on Form S-3 (No. 333-214236) of DigitalGlobe, Inc. of our report dated February 27, 2017 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
February 27, 2017